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                                                                   EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of ADAC Laboratories on Form S-8 pertaining to the 1992 Stock Option Plan and Stock Option Agreement of our reports dated November 4, 1996 on our audits of the consolidated financial statements and financial statement schedule of ADAC Laboratories as of and for each of the three fiscal years in the period ended September 29, 1996, appearing in the Annual Report on Form 10-K of ADAC Laboratories for the fiscal year ended September 29, 1996, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1934.


                                                       COOPERS & LYBRAND L.L.P.

San Jose, California
April 15, 1997